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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in Registration Statements No. 33-52252, 33-40294, 33-40295, 33-32875, 33-7634, 033-59009, 333-38055, 333-40681
and 333-26979 on Form S-8. No. 33-55977 and 33-47424 on Form S-3 and No.
33-57583, 333-00391, 333-38097 and 333-30081 on Form S-4 and related
Prospectuses of our reports dated January 25, 1999, on our audits of the consolidated financial statements and financial statement schedule of Johnson & Johnson and subsidiaries as of January 3, 1999 and December 28, 1997, and for each of the three years in the period ended January 3, 1999, which reports are included or incorporated by reference in this Annual Report on Form 10-K.

                                          /s/ PricewaterhouseCoopers LLP
                                          PRICEWATERHOUSECOOPERS LLP

New York, New York
March 30, 1999

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